NORTHWESTERN CORPORATION
              TRADITIONAL PENSION EQUALIZATION PLAN

         Amended and Restated Effective January 1, 2000


     The Northwestern Public Service Company Pension Equalization

Plan,  now  known  as  the  Northwestern Corporation  Traditional

Pension   Equalization  Plan  (the  'Plan'),   was   adopted   by

Northwestern  Public Service Company, now known  as  Northwestern

Corporation, effective August 5, 1987.  Northwestern  Corporation now  amends and restates the Plan, effective January 1, 2000,  as hereinafter set forth:


                            ARTICLE I
                           DEFINITIONS


      Wherever used herein the following terms shall have the meanings hereinafter set forth:

      1.1 'Affiliate' means (i) any corporation while it is a member of the same 'controlled group' of corporations (within the meaning of Code Section 414(b)) as the Company; (ii) any other trade or business (whether or not incorporated) while it is under 'common control' (within the meaning of Code Section 414(c)) with the Company; (iii) any organization during any period in which it (along with the Company) is a member of an 'affiliated service group' (within the meaning of Code Section 414(m)); or (iv) any other entity during any period in which it is required to be aggregated with the Company under Code Section 414(o).

      1.2. 'Beneficiary' means a person or entity designated by a
Participant   under  the  Qualified  Plan  to  receive   benefits
thereunder following his death.

     1.3. 'Board' means the Board of Directors of the Company.

     1.4 'Code' means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

     1.5. 'Company' means Northwestern Corporation, a Delaware corporation, or, to the extent provided in Section 7.9 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

     1.6. 'Normal Retirement Date' means the first day of the month coinciding with or next following a Participant's 65th birthday.

     1.7. 'Participant' means an Employee of the Company who is designated by name on the attached Schedule A. No other Employee shall be or become a Participant in the Plan.

     1.8. 'Plan' means the Northwestern Corporation Traditional
Pension Equalization Plan.

     1.9. 'Qualified Plan' means the Northwestern Pension Plan as amended and restated effective January 1, 2000 and as further amended from time to time.

    1.10. 'Qualified Plan Death Benefit' means the aggregate benefit payable to the Surviving Spouse or Beneficiary of a Participant pursuant to the Qualified Plan and all annuities purchased for the Participant under the Qualified Plan (whether or not terminated) in the event of the death of the Participant at any time prior to commencement of payment of his Qualified Plan Retirement Benefit.

   1.11. 'Qualified Plan Retirement Benefit' means the aggregate benefit payable to a Participant pursuant to the Qualified Plan and all annuities purchased for the Participant under the Qualified Plan (whether or not terminated) by reason of his termination of employment with the Company and all Affiliates for any reason other than death.

   1.12. 'Supplemental Death Benefit' means the benefit payable to a Surviving Spouse or Beneficiary pursuant to the Plan.

   1.13. 'Supplemental Retirement Benefit' means the benefit payable to a Participant pursuant to the Plan by reason of his termination of employment with the Company and all affiliates for any reason other than death.

   1.14. 'Surviving Spouse' means a person who is married to a Participant at the date of his death and for at least one year prior thereto.

   1.15. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.


                           ARTICLE II
                           ELIGIBILITY


      A Participant who is designated on Schedule A shall be eligible to receive a Supplemental Retirement Benefit. The Surviving Spouse or Beneficiary of a Participant designated on Schedule A who dies prior to commencement of payment of his Qualified Plan Retirement Benefit shall be eligible to receive a Supplemental Death Benefit.


                           ARTICLE III
                 SUPPLEMENTAL RETIREMENT BENEFIT


     3.1. Amount. The Supplemental Retirement Benefit payable to a Participant in the form of a straight life annuity over the lifetime of the Participant only, commencing on his Normal
Retirement Date, shall be a monthly amount equal to the difference between (a) and (b) below:

            (a) the monthly amount of the Qualified Plan Retirement Benefit to which the Participant would have been entitled under the Qualified Plan if such Benefit were computed (i) without giving effect to any limitations on benefits imposed by any provisions of the Code;

     LESS

            (b)    the  monthly  amount  of  the  Qualified  Plan
     Retirement Benefit actually payable to the Participant under the Qualified Plan.

     The amounts described in (a) and (b) shall be computed as of the date of termination of employment of the Participant with the Company and all affiliates in the form of a straight life annuity payable over the lifetime of the Participant only commencing on his Normal Retirement Date.

      3.2. Form of Benefit. The Supplemental Retirement Benefit payable to a Participant shall be paid in the same form under which the Qualified Plan Retirement Benefit is payable to the Participant. Subject to Section 3.4, the Participant's election under the Qualified Plan of any optional form of payment of his Qualified Plan Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Plan) shall also be applicable to the payment of his Supplemental Retirement Benefit. In the case of a form of payment selected by the Participant under the Qualified Plan that provides for payments to his Surviving Spouse or other Beneficiary following his death, the Supplemental Retirement Benefit shall likewise be paid following his death to the Surviving Spouse or other Beneficiary in accordance with the terms of such form of payment selected under the Qualified Plan.

      3.3. Commencement of Benefit. Payment of the Supplemental Retirement Benefit to a Participant shall commence on the same date as payment of the Qualified Plan Retirement Benefit to the Participant commences. Subject to Section 3.4, any election under the Qualified Plan made by the Participant with respect to the commencement of payment of his Qualified Plan Retirement Benefit shall also be applicable with respect to the commencement of payment of his Supplemental Retirement Benefit.

     3.4. Approval of Company. Notwithstanding the provisions of Sections 3.2 and 3.3 above, an election made by the Participant under the Qualified Plan with respect to the form of payment of his Qualified Plan Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Plan), or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his Supplemental Retirement Benefit hereunder unless such election is expressly approved in writing by the Company with respect to his Supplemental Retirement Benefit. If the Company shall not approve such election in writing, then the form of payment or date for commencement of payment of the Participant's Supplemental Retirement Benefit shall be selected by the Company in its sole discretion.

       3.5. Actuarial Equivalent. A Supplemental Retirement Benefit which is payable in any form other than a straight life annuity over the lifetime of the Participant, or that commences at any time prior to the Participant's Normal Retirement Date, shall be the actuarial equivalent of the Supplemental Retirement Benefit set forth in Section 3.1 above as determined by the same actuarial adjustments as those specified in the Qualified Plan with respect to determination of the amount of the Qualified Plan Retirement Benefit on the date for commencement of payment hereunder.

                           ARTICLE IV
                   SUPPLEMENTAL DEATH BENEFIT


     4.1. Amount. If a Participant dies prior to commencement of payment of his Qualified Plan Retirement Benefit under circumstances in which a Qualified Plan Death Benefit is payable to his Surviving Spouse or Beneficiary (if the Participant has designated a Beneficiary other than his Surviving Spouse in accordance with the terms of the Qualified Plan), a Supplemental Death Benefit is payable to his Surviving Spouse or Beneficiary as hereinafter provided. The monthly amount of the Supplemental Death Benefit payable to a Surviving Spouse or Beneficiary shall be equal to the difference between (a) and (b) below:

           (a) the monthly amount of the Qualified Plan Death Benefit to which the Surviving Spouse or Beneficiary would have been entitled under the Qualified Plan if such Benefit were computed without giving effect to any limitations on benefits imposed by the Code;

     LESS

           (b)   the  monthly amount of the Qualified Plan  Death
     Benefit   actually  payable  to  the  Surviving  Spouse   or
     Beneficiary under the Qualified Plan.

     4.2. Form and Commencement of Benefit. A Supplemental Death Benefit shall be payable over the lifetime of the Surviving Spouse or Beneficiary only, in monthly installments commencing on the date for commencement of payment of the Qualified Plan Death Benefit to the Surviving Spouse or Beneficiary and terminating on the date of the last payment of the Qualified Plan Death Benefit made before the Surviving Spouse's or Beneficiary's death.


                            ARTICLE V
                   ADMINISTRATION OF THE PLAN


      5.1. Administration by the Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

      5.2. General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Company, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel, or other person employed or engaged by the Company with respect to the Plan.


                           ARTICLE VI
                    AMENDMENT OR TERMINATION


     6.1. Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

      6.2. Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant, Surviving Spouse or Beneficiary of all or any portion of any Supplemental Retirement Benefit or Supplemental Death Benefit payment which has commenced prior to the effective date of such amendment or termination or which would be payable if the Participant terminated employment for any reason, including death, on such effective date.


                           ARTICLE VII
                       GENERAL PROVISIONS


      7.1. Funding. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant, Surviving Spouse, Beneficiary, or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Surviving Spouse, Beneficiary, or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

      7.2. General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Retirement Benefit or a Qualified Plan Death Benefit shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Death Benefit payable hereunder. Any Qualified Plan Retirement Benefit or Qualified Plan Death Benefit, or any other benefit payable under the Qualified Plan, shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

     7.3. No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

      7.4. No Enlargement of Employee Rights. No Participant, Surviving Spouse or Beneficiary shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company or any affiliate thereof.

      7.5. Spendthrift Provision. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

      The benefit of any Participant may be offset by an amount set forth in a court order or requirement to pay that arises from
(1) a judgment of conviction for a crime involving the Plan, (2) a civil judgment (or consent, order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of a fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or (3) a settlement agreement entered into by the Participant with either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person.

      7.6.  Applicable  Law.   The Plan shall  be  construed  and
administered under the laws of the State of South Dakota, except to the extent preempted by applicable federal law.

      7.7. Small Benefits. If the actuarial value of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit is less than $5,000, the Company may pay the actuarial value of such Benefit to the Participant, Surviving Spouse or Beneficiary in a single lump sum in lieu of any further benefit payments hereunder.

      7.8. Incapacity of Recipient. If any person entitled to a benefit payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

       7.9. Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 6.2.

      7.10. Unclaimed Benefit. Each Participant shall keep the Company informed of his current address and the current address of his spouse and Beneficiaries. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Supplemental Retirement Benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse or Beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant, Surviving Spouse, Beneficiary, or any other person and such benefit shall be irrevocably forfeited.

      7.11. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Surviving Spouse, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

     7.12. Taxable Distribution. The Company shall determine the manner and amount of payments to be made to the Participant, Surviving Spouse or Beneficiary, and shall make such payments, in accordance with the terms of the Plan. Notwithstanding anything to the contrary contained herein or in the Qualified Plan, (a) in the event that the Internal Revenue Service prevails in its claim that the amount of any benefit accrued under the Plan constitutes taxable income to a Participant, Surviving Spouse or Beneficiary for any taxable year, prior to the taxable year in which such benefit is distributed, or (b) in the event that legal counsel, satisfactory to the Company and the applicable Participant, Surviving Spouse or Beneficiary, renders an opinion that the Internal Revenue Service would likely prevail in such a claim, such benefits under the Plan, to the extent constituting taxable income, shall be immediately distributed to the Participant, Surviving Spouse or Beneficiary. For purposes of this Section, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Company, based upon an opinion of legal counsel satisfactory to the Company and the Participant, Surviving Spouse or Beneficiary, fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

     IN WITNESS WHEREOF, Northwestern Corporation has caused this amendment and restatement of the Plan to be executed in its name,
by   its   duly   authorized  officer,  on  this         day   of
,   2000, effective as of January 1, 2000.


                               NORTHWESTERN CORPORATION


                               By:


                           SCHEDULE A
                        PLAN PARTICIPANTS


1.   Merle D. Lewis